HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

SECOND QUARTER 2015 RESULTS

-  Comparable Portfolio RevPAR Growth of 5.8%  -

- Consolidated Portfolio RevPAR Growth of 7.9% -

-  Hotel EBITDA Growth of 15.7%  -

- Repurchases 1.5 Million Common Shares for $37.6 Million -

- Increases 2015 RevPAR and Earnings Expectations -

Philadelphia, PA, July 28, 2015 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the second quarter ended June  30, 2015.

Second Quarter 2015 Financial Results

Adjusted Funds from Operations (“AFFO”) in second quarter 2015 increased $4.2 million to $38.8 million, compared to $34.6 million in second quarter 2014.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Units”) outstanding were approximately 50.9 million as of June  30, 2015, compared to approximately 51.8 million as of June  30, 2014.  AFFO per diluted common share and OP Unit was $0.76 in second quarter 2015,  compared to $0.67 per diluted common share and OP Unit reported in second quarter 2014.  All data presented in this press release gives effect to the 1-for-4 reverse share split with regards to share counts and per share data.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO and Adjusted EBITDA, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our portfolio, concentrated in coastal gateway markets delivered 7.9% RevPAR growth in the second quarter. Other than New York City, each of our major markets delivered double-digit RevPAR growth,  driving  a 15.7% increase in Hotel EBITDA to $54.0 million.  Our portfolio in Manhattan outperformed the market by 50 basis points, marking our sixth straight quarter of outperforming Manhattan market trends.    Operating fundamentals in Manhattan improved sequentially, with the portfolio delivering 2.4% RevPAR growth in June.  This improvement, along with our results in July, provides confidence for a  stronger back half of 2015.”

Mr. Shah continued, “In June, we acquired the high-quality, well-located St. Gregory Hotel in Washington, DC’s Dupont Circle for $57.0 million.  The 155-room, independent hotel is immediately accretive to our portfolio’s RevPAR and EBITDA growth, and will benefit from our pricing and positioning strategies.  The acquisition of the St. Gregory reflects our confidence in Washington, DC as evolving private and public sector demand drivers provide excellent prospects for meaningful RevPAR growth.  We  also continued to take advantage of the dislocation in our stock,  and repurchased $37.6 million of our shares in the second quarter.    To date in 2015, we have repurchased $50.2 million of common shares, representing approximately 4.0% of our float.  While equity prices have rebounded from June 2015 lows, we stand ready to prudently utilize our repurchase program moving forward, especially in times of market volatility, or when our shares are undervalued.”

Second Quarter 2015 Operating Results

During second quarter 2015, revenue per available room (“RevPAR”) at the Company's 47 consolidated hotels as of June  30, 2015, compared to 47 hotels as of June  30, 2014, increased 7.9% to $182.39.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased 6.5% to $207.76, while occupancy increased 116 basis points to 87.8%. Hotel EBITDA margins for the consolidated hotel portfolio increased 70 basis points to 42.6%, with Hotel EBITDA increasing 15.7%, or $7.3 million, to $54.0 million.

During second quarter 2015, RevPAR at the Company's 45 comparable hotels as of June  30, 2015 increased 5.8% to $180.19.  The Company’s ADR for the comparable hotel portfolio increased 5.2% to $205.86, while occupancy increased 48 basis points to 87.5%. Hotel EBITDA margins for the comparable hotel portfolio increased 50 basis points to 42.3%.

The Company’s best performing market during the second quarter was the West Coast, which reported 16.3% RevPAR growth.  The Company’s Washington, DC, Boston and South Florida portfolios reported 14.6%, 11.7% and 10.2% RevPAR growth, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of June  30, 2015.  For second quarter 2015, the Company’s comparable New York City hotel portfolio (15 hotels) recorded a 1.4% decrease in RevPAR to $225.17, as ADR fell 60 basis points to $239.18 and occupancy decreased 76 basis points to 94.1%.

The Manhattan hotel portfolio consisted of 14 hotels as of June  30, 2015.  For second quarter 2015, the Company’s comparable Manhattan hotel portfolio (12 hotels) achieved 94.6% occupancy, outperforming the wider market, but down 70 basis points versus second quarter 2014.  RevPAR declined 1.7% to $240.15, while ADR decreased 1.0% to $253.85.

Overall, Manhattan trailing 12 month occupancy has exceeded 85.0% for 37 consecutive months.  The city’s preeminence as a financial, cultural, and technological hub, combined with increasing residual real estate and land value, provides the Company confidence from a long-term operational and investment perspective.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 2

Financing

As of June  30, 2015, the Company maintained significant financial flexibility with approximately $28.2 million of cash and cash equivalents, and approximately $121.5 million of capacity from the Company’s $250 million revolving line of credit provided under the Company’s $500 million credit facility.  As of June  30, 2015,  66.0% of the Company’s consolidated debt was fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 4.08% and a weighted average life-to-maturity of approximately 3.7 years assuming no extension options are exercised.

During second quarter 2015, the Company refinanced the outstanding mortgage debt at Hyatt Union Square within a favorable financing environment.  The new $55.8 million loan,  priced at 30-day LIBOR plus 230 basis points and maturing in June 2019, will result in annual cost savings of approximately $1.0 million.

Acquisitions

In June, the Company purchased the 155-room St. Gregory Hotel & Suites in Washington, DC for $57.0 million.  Based on the Company’s underwriting assumptions, the purchase price reflects a forward economic capitalization rate and EBITDA multiple of 7.0% and 12.9x, respectively.  The acquisition of the St. Gregory was funded with cash on hand and with proceeds from the Company’s $250 million revolving line of credit under its $500 million senior unsecured credit facility.  The acquisition also included the assumption of $25.8 million in mortgage debt that matures in September 2021.

The St. Gregory, which joined Hersha’s growing portfolio of independent hotels, is situated in Washington, DC’s DuPont Circle neighborhood at 21st and M Street NW, proximate to Downtown and the West End.

1-for-4 Reverse Share Split

On June 1, 2015, the Company announced a reverse share split of its issued and outstanding common shares and common units of limited partnership interest and LTIP units at a ratio of 1-for-4.  The reverse share split took effect after the market close on June 22, 2015.

Accordingly, every four issued and outstanding common shares were combined into one common share.  Since the reverse stock split took effect, and as of July 27, 2015, the Company’s average daily trading volume has increased approximately 43.0%, while price performance has increased 1.0% compared to a 3.0% decline in the SNL US Hotel REIT Index.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 3

Share Repurchase Activity

During the second quarter, the Company repurchased approximately 1.5 million outstanding common shares for $37.6 million at a weighted average price of $25.60 per share.    To date in 2015, the Company has repurchased approximately 2.0 million common shares for an aggregate repurchase price of $50.2 million, representing approximately 4.0% of common shares outstanding.  The Company will continue to consider further repurchases during periods of share price volatility.

Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the second quarter 2015.   The preferred share dividends were paid July 15, 2015 to holders of record as of July 1, 2015.

The Company’s second quarter dividend, paid on July 15, 2015 to the holders of record of common shares on the close of business on June 30, 2015, was adjusted to $0.28 per common share (reflecting four times the previously announced second quarter dividend of $0.07 per common share to reflect the reverse share split).

Net Income/Loss

Net income applicable to common shareholders was $15.6 million, or $0.32 per diluted common share, in the second quarter 2015 compared to net income applicable to common shareholders of $53.3 million, or $1.06 per diluted common share, in second quarter 2014.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 4

2015 Outlook

The Company is updating operating and financial expectations for 2015 for the Company’s consolidated and comparable portfolios.  These expectations build in the Company’s year to date performance, acquisitions and capital markets activity, and assume operating and economic fundamentals remain unchanged.  The updated expectations also assume no additional acquisitions, dispositions or capital market activities.  Based on management’s current outlook and assumptions, the Company’s 2015 operating expectations are as follows:

	Previous 2015 Outlook		Updated 2015 Outlook
($’s in millions except per share amounts(1))	Low	High	Low	High

Net Income	$27.00	$31.00	$27.00	$31.00
Net Income per diluted share	$0.52	$0.60	$0.55	$0.63

Consolidated RevPAR Growth	6.00%	8.00%	6.50%	8.50%
Consolidated EBITDA Margin Growth	75 bps	125 bps	75 bps	125 bps

Comparable Property RevPAR Growth	5.00%	6.00%	5.50%	6.50%
Comparable Property EBITDA Margin Growth	50 bps	100 bps	50 bps	100 bps

Adjusted EBITDA	$176.00	$180.00	$178.00	$182.00

Adjusted FFO	$116.00	$120.00	$116.00	$120.00
Adjusted FFO per diluted share and unit	$2.24	$2.32	$2.28	$2.36
(1) Per share data reflects 1-for-4 Reverse Share Split Effective June 22, 2015

Second Quarter 2015 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, July 29, 2015.    A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-401-4669 or 1-719-325-2463 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, July 29, 2015, through midnight Eastern Time on Wednesday, August 12, 2015. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 1237399.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 52 hotels totaling 8,414 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 5

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2015 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2015 outlook regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, and to outperform, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of July 28, 2015, and the Company undertakes no duty to update this information unless required by law.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 6

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2015	December 31, 2014
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $83,521 and $84,247	$1,781,415	$1,745,483
Investment in Unconsolidated Joint Ventures	10,327	11,150
Cash and Cash Equivalents	28,161	21,675
Escrow Deposits	16,903	16,941
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $40 and $39	10,714	9,363
Deferred Financing Costs, Net of Accumulated Amortization of $7,822 and $6,938	8,597	8,605
Due from Related Parties	6,347	6,580
Intangible Assets, Net of Accumulated Amortization of $3,730 and $3,514	7,150	7,316
Other Assets	34,452	28,426
Total Assets	$1,904,066	$1,855,539

Liabilities and Equity:
Line of Credit	$128,500	$-
Unsecured Term Loan	250,000	250,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $53,325 and $54,132	605,480	617,375
Accounts Payable, Accrued Expenses and Other Liabilities	54,418	54,116
Dividends and Distributions Payable	17,402	17,909
Due to Related Parties	6,558	7,203
Total Liabilities	$1,113,906	$998,151

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at June 30, 2015 and December 31, 2014, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $0.01 Par Value, 300,000,000 Shares Authorized, 47,769,899 and 49,708,771 Shares Issued and Outstanding at June 30, 2015 and December 31, 2014, respectively	477	497
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2015 and December 31, 2014	-	-
Accumulated Other Comprehensive Loss	(979)	(358)
Additional Paid-in Capital	1,154,842	1,194,547
Distributions in Excess of Net Income	(393,943)	(365,381)
Total Shareholders' Equity	760,473	829,381

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	31,105	29,082
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,418)	(1,075)
Total Noncontrolling Interests	29,687	28,007

Total Equity	790,160	857,388

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 7

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Hotel Operating Revenues	$127,000	$111,487	$222,688	$191,404
Other Revenue	30	66	54	99
Total Revenues	127,030	111,553	222,742	191,503

Operating Expenses:
Hotel Operating Expenses	64,134	56,948	121,489	105,724
Insurance Recoveries	-	(2,557)	-	(4,602)
Hotel Ground Rent	727	595	1,455	1,005
Real Estate and Personal Property Taxes and Property Insurance	8,222	7,180	16,492	13,986
General and Administrative	3,768	3,289	6,576	6,079
Share Based Compensation	1,655	1,449	3,194	2,561
Acquisition and Terminated Transaction Costs	190	1,672	308	1,806
Depreciation and Amortization	18,328	17,457	36,581	33,800
Total Operating Expenses	97,024	86,033	186,095	160,359

Operating Income	30,006	25,520	36,647	31,144

Interest Income	51	277	99	675
Interest Expense	(10,688)	(10,745)	(21,323)	(20,793)
Other Expense	(156)	(214)	(325)	(330)
Gain on Disposition of Hotel Properties	-	7,227	-	7,227
Gain on Hotel Acquisitions, Net	-	13,609	-	13,609
Development Loan Recovery	-	22,494	-	22,494
Loss on Debt Extinguishment	(222)	-	(222)	(644)
Income before Income (Loss) from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	18,991	58,168	14,876	53,382

Income (Loss) from Unconsolidated Joint Venture Investments	526	419	252	(1)

Income before Income Taxes	19,517	58,587	15,128	53,381

Income Tax Benefit (Expense)	109	(1)	109	107

Income from Continuing Operations	19,626	58,586	15,237	53,488

Discontinued Operations
Gain on Disposition of Discontinued Assets	-	-	-	81
Impairment of Discontinued Assets	-	-	-	(1,800)
Income from Discontinued Operations, Net of Income Taxes	-	-	-	304
Loss from Discontinued Operations	-	-	-	(1,415)

Net Income	19,626	58,586	15,237	52,073

(Income) Loss Allocated to Noncontrolling Interests	(405)	(1,655)	38	(1,148)
Preferred Distributions	(3,589)	(3,589)	(7,178)	(7,178)

Net Income Applicable to Common Shareholders	$15,632	$53,342	$8,097	$43,747

Earnings per Share:

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 8

BASIC
Income from Continuing Operations Applicable to Common Shareholders	$0.32	$1.07	$0.16	$0.90
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.32	$1.07	$0.16	$0.87

DILUTED
Income from Continuing Operations Applicable to Common Shareholders	$0.32	$1.06	$0.16	$0.89
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.32	$1.06	$0.16	$0.86

Weighted Average Common Shares Outstanding:
Basic	48,530,716	49,623,618	49,053,846	49,903,225
Diluted	49,072,364	50,053,389	49,577,031	50,303,394

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 9

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back preferred share extinguishment costs
•	adding back prior period tax assessment expenses
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 10

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income applicable to common shares	$15,632	$53,342	$8,097	$43,747
Income (loss) allocated to noncontrolling interest	405	1,655	(38)	1,148
(Income) loss from unconsolidated joint ventures	(526)	(419)	(252)	1
Gain on hotel acquisition	-	(13,609)	-	(13,609)
Development loan recovery	-	(22,494)	-	(22,494)
Gain on disposition of hotel properties	-	(7,227)	-	(7,308)
Loss from impairment of depreciable assets	-	-	-	1,800
Depreciation and amortization	18,328	17,457	36,581	33,800
Funds from consolidated hotel operations applicable to common shares and Partnership units	33,839	28,705	44,388	37,085

Income (loss) from unconsolidated joint venture investments	526	419	252	(1)
Depreciation and amortization of purchase price in excess of historical cost	121	152	241	295
Interest in depreciation and amortization of unconsolidated joint ventures	1,680	1,636	2,773	2,507
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,327	2,207	3,266	2,801

Funds from Operations applicable to common shares and Partnership units	36,166	30,912	47,654	39,886

Add:
Non-cash share based compensation expense	1,655	1,449	3,194	2,561
Acquisition and terminated transaction costs	190	1,672	308	1,806
Amortization of deferred financing costs	657	655	1,377	1,354
Amortization of discounts and premiums	(256)	(220)	(509)	(439)
Deferred financing costs written off in debt extinguishment	222	-	222	644
Straight-line amortization of ground lease expense	122	122	245	163
State and local tax expense related to reassessment of prior period assessment	-	-	-	217

Adjusted Funds from Operations	$38,756	$34,590	$52,491	$46,192

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.76	$0.67	$1.02	$0.89

Diluted Weighted Average Common Shares and Partnership Units Outstanding	50,940,422	51,782,068	51,429,430	52,032,073

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 11

Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income applicable to common shareholders	$15,632	$53,342	$8,097	$43,747
Income (loss) allocated to noncontrolling interest	405	1,655	(38)	1,148
(Income) loss from unconsolidated joint ventures	(526)	(419)	(252)	1
Gain on hotel acquisition	-	(13,609)	-	(13,609)
Development loan recovery	-	(22,494)	-	(22,494)
Gain on disposition of hotel properties	-	(7,227)	-	(7,308)
Loss from impairment of assets	-	-	-	1,800
Non-operating interest income	(44)	(8)	(86)	(16)
Distributions to Preferred Shareholders	3,589	3,589	7,178	7,178
Interest expense from continuing operations	10,688	10,745	21,323	20,793
Interest expense from discontinued operations	-	-	-	354
Income tax (benefit) expense	(109)	1	(109)	(107)
Deferred financing costs written off in debt extinguishment	222	-	222	644
Depreciation and amortization from continuing operations	18,328	17,457	36,581	33,800
Acquisition and terminated transaction costs	190	1,672	308	1,806
Non-cash share based compensation expense	1,655	1,449	3,194	2,561
Straight-line amortization of ground lease expense	122	122	245	163
State and Local tax expense related to reassessment of prior period assessment	-	-	-	217
Adjusted EBITDA from consolidated hotel operations	50,152	46,275	76,663	70,678
Income (loss) from unconsolidated joint venture investments	526	419	252	(1)
Add:
Depreciation and amortization of purchase price in excess of historical cost	121	152	241	295
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,671	3,633	5,684	5,687
Adjusted EBITDA from unconsolidated joint venture operations	4,318	4,204	6,177	5,981
Adjusted EBITDA	$54,470	$50,479	$82,840	$76,659

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13